Execution Version

OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”) is made and entered into on September 10, 2010 (the “Effective Date”), by and among Carrizo (Marcellus) LLC, a Delaware limited liability company (“Carrizo Marcellus”), Carrizo Oil & Gas, Inc., a Texas corporation (“COGI” and, together with Carrizo Marcellus, the “Carrizo Parties”), Avista Capital Partners II, L.P., a Delaware limited partnership (“ACP”), and ACP II Marcellus LLC, a Delaware limited liability company (“Avista” and, together with ACP, the “Avista Parties”).  Carrizo Marcellus, COGI, ACP and Avista are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of August 4, 2010, the Carrizo Parties, Monument Exploration, LLC, a Texas limited liability company (“Monument”) and Reliance Marcellus II, LLC, a Delaware limited liability company (“Reliance”) have entered into that certain Purchase and Sale Agreement, as amended, pursuant to which the Carrizo Parties and Monument are conveying to Reliance, as of the Effective Date, the right, title and interest held by the Carrizo Parties and Monument in the “Properties” (as defined therein and hereinafter referred to as the “Properties I”);

WHEREAS, as of August 4, 2010, Avista and Reliance have entered into that certain Purchase and Sale Agreement (the “Avista PSA”), pursuant to which Avista is conveying to Reliance, as of the Effective Date, the right, title and interest held by Avista in the “Properties” (as defined therein and hereinafter referred to as the “Properties II” and, together with the Properties I, the “Reliance Properties”; provided that any Properties I or Properties II not conveyed to Reliance pursuant to the above-referenced Purchase and Sale Agreements shall not be “Reliance Properties” unless and until they are so conveyed and any Properties I or Properties II shall cease to be “Reliance Properties” at such time as such properties are reconveyed by Reliance pursuant to the above-referenced Purchase and Sale Agreements);

WHEREAS, concurrently with the execution hereof, Carrizo Marcellus and Reliance are entering into the Participation and Development Agreement providing for, among other things, their participation together in the exploration and development of the “Joint Interests” (as defined therein and hereinafter referred to as the “PDA Interests”) in a coordinated manner;

WHEREAS, the Parties desire to amend the Subject Agreements (as hereinafter defined) such that the Reliance Properties and the other PDA Interests are no longer subject to, or encumbered by, the Subject Agreements.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be delivered by each Party hereunder, and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

RELEASE OF THE PROPERTIES

1.1 The Parties hereby acknowledge and agree that:

1.1.1 As of the Effective Date, (a) the Reliance Properties and the other PDA Interests are hereby released from the Subject Agreements and (b) the Subject Agreements are hereby amended such that the Reliance Properties and the other PDA Interests are no longer subject to, or encumbered by, the Subject Agreements;

1.1.2 The definition of “AMI” in the Subject Agreements is hereby amended to exclude all of the Commonwealth of Pennsylvania; provided, however, that notwithstanding the foregoing, until the Cure Deadline (as defined in the Avista PSA), the AMI shall include all Qualified Acreage (as defined in the Avista PSA) to the extent such would otherwise be subject to the AMI without giving effect to this amendment to the definition of that term if Avista determines to exercise its rights to provide Qualified Acreage under the Avista PSA to cure a Title Defect (as defined in the Avista PSA);

1.1.3 Reliance has no rights, duties or obligations under the Subject Agreements; and

1.1.4 The Parties shall execute and record evidence of this Amendment in the appropriate public records, at their sole cost and expense, with respect to any Subject Agreement that has been previously so recorded.

ARTICLE II

MISCELLANEOUS

2.1 Defined Terms.  The following term shall have the indicated meaning:

“Subject Agreements” means the following agreements: (a) that certain Participation Agreement (the “Participation Agreement”), effective as of August 1, 2008, among the Carrizo Parties and the Avista Parties; (b) that certain Operating Agreement, effective as of August 1, 2008, between Carrizo Marcellus and Avista; (c) that certain Management Services Agreement, dated as of November 3, 2008, between Avista and COGI; and (d) any other agreements related to, or associated with, the agreements described in (a)-(c) of this definition (as such agreements may be amended, extended or renewed) between any of the Carrizo Parties, or any of their affiliates, on the one hand, and any of the Avista Parties, or any of their affiliates, on the other hand that bind or restrict the Reliance Properties or the other PDA Interests.

2.2 Prior Transfers.  The terms and provisions of this Amendment do not affect any transfers, assignments or conveyances by any of the Carrizo Parties on the one hand, and any of the Avista Parties on the other, prior to the Effective Date and pursuant to the Subject Agreements.

2.3 Binding.  Except as modified and amended by this Amendment, all of the terms, covenants and conditions of the Subject Agreements are hereby ratified and confirmed and shall remain in full force and effect.

2.4 Further Assurances.  In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Amendment, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party or Reliance may reasonably request.

2.5 Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Texas (except that, with respect to issues relating to title to real property located in Pennsylvania, the laws of the Commonwealth of Pennsylvania shall govern), excluding any conflicts of law rule or principle that might refer to the laws of another jurisdiction.

2.6 Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

2.7 Counterparts.  This Amendment may be executed in counterparts, and by different Parties in separate counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute one agreement.

2.8 Severability.  If any provision of this Amendment is held invalid or unenforceable, all other provisions will not be affected.  With respect to the provisions held invalid or unenforceable, the Parties will, to the fullest extent allowed by law, amend or modify this Amendment as necessary to effect the original intent of the Parties.

2.9 Tax Treatment. For purposes of federal income taxation and for purposes of any applicable state or local income tax that incorporate or follow federal income tax principles (“Tax Purposes”) the Parties agree to treat this Amendment as effecting a pro-rata (50% each) distribution of the PDA Interests from the partnership currently existing between the Carrizo Parties and the Avista Parties solely for Tax Purposes pursuant to Exhibit 8.1 of the Participation Agreement (the “Tax Partnership”) to the Carrizo Parties, on the one hand, and the Avista Parties, on the other, occurring immediately prior to the Effective Date, the intent of the Parties being that the conveyances to Reliance of the Reliance Properties shall be treated for Tax Purposes as conveyances of direct, undivided interests in such properties rather than conveyances of interests in the Tax Partnership.

Signature Page Follows.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the Effective Date.

ACP II MARCELLUS LLC	CARRIZO OIL & GAS, INC.

By: ACP II AMS LP, its Manager	By:/s/Gerry Morton
Gerry Morton
General Counsel and Vice President of
Business Development

By: Avista Capital Partners II, L.P.,
its General Partner

By: Avista Capital Partners II GP, LLC	CARRIZO (MARCELLUS) LLC
its General Partner

By: /s/Robert Cabes	By: /s/Gerry Morton
Name: Robert Cabes	Gerry Morton
Title: Authorized Secretary	Vice President and Assistant Secretary

AVISTA CAPITAL PARTNERS II, L.P.

By: Avista Capital Partners II GP, LLC
its General Partner

By: /s/Robert Cabes
Name: Robert Cabes
Title: Authorized Secretary

Signature Page to Omnibus Amendment